Contact:	Marissa Vidaurri
Investor Relations
(512) 683-5215

National Instruments Reports Revenue of $311 Million in the First Quarter
Backlog increase in Q1 of $10 million due to timing and mix of orders

Q1 2019 Highlights
•	Revenue of $311 million, flat year over year, with increased backlog of $10 million
•	GAAP gross margin of 76 percent and non-GAAP gross margin of 78 percent
•	GAAP net income of $23 million, down 4 percent year over year
•	Non-GAAP net income of $40 million, up 21 percent year over year
•	Fully diluted GAAP EPS of $0.17, and fully diluted non-GAAP EPS of $0.30 which was at the midpoint of our guidance
•	EBITDA of $42 million
•	Cash and short-term investments of $480 million as of March 31, 2019
•	Cash flow from operating activities of $277 million for the twelve months ended March 31, 2019, up 27 percent year over year
•	1.035 million shares of common stock repurchased at approximately $45 per share

AUSTIN, Texas - April 30, 2019 - National Instruments (Nasdaq: NATI) today announced Q1 2019 revenue of $311 million, flat year over year. Timing and mix of orders resulted in a $10 million increase in backlog during the quarter.

In Q1 2019, the value of the company’s orders over $20,000 was up 6 percent year over year as the company saw continued growth in system level business; orders under $20,000 were down 6 percent year over year in line with the weakening global PMI; and total orders were up 1 percent year over year. Foreign exchange rate changes reduced revenue by $6 million year over year.

GAAP net income for Q1 was $23 million, with fully diluted earnings per share (EPS) of $0.17, and non-GAAP net income was $40 million, with non-GAAP fully diluted EPS of $0.30 which was at the midpoint of the company’s guidance. EBITDA, or Earnings Before Interest, Taxes, Depreciation and Amortization, was $42 million for Q1.

In Q1, GAAP gross margin was 76 percent and non-GAAP gross margin was 78 percent. Total Q1 GAAP operating expenses were $212 million, up 1 percent year over year. Total Q1 non-GAAP operating expenses were down 3 percent year over year at $200 million. GAAP operating margin was 8 percent in Q1, with GAAP operating income of $23 million. Non-GAAP operating margin was 14 percent in Q1, with non-GAAP operating income of $44 million.

“I am proud of the team’s execution in the first quarter, despite the weakened industrial economy, especially in Europe. We delivered record Non-GAAP net income for a first quarter, up 21 percent year-over-year,” said Alex Davern, NI CEO. “We remain focused on our long-term strategy and we believe we are well positioned to deliver record non-GAAP net income in 2019.”

Karen Rapp, NI CFO, said, “I am pleased with our earnings performance in Q1. With NI’s culture of operational efficiency, we were able to deliver a 21 percent year over year increase in non-GAAP net income on flat revenue. We believe our strong gross margins remain a testament to the value of our brand and the benefits our platform provides to our customers. In Q1, we returned almost $80 million to our shareholders through dividends and stock repurchases. We remain focused on key industries where we believe our platform is best suited to take advantage of major technology disruptions.”

Geographic revenue in U.S. dollar terms for Q1 2019 compared with Q1 2018 was up 2 percent in the Americas, up 3 percent in APAC and down 6 percent in EMEIA. Excluding the impact of foreign currency exchange, revenue was up 3 percent in the Americas, up 6 percent in APAC and down 3 percent in EMEIA. Historical revenue from these three regions can be found on NI’s investor website at ni.com/nati.

As of March 31, 2019, NI had $480 million in cash and short-term investments. During Q1, NI paid $33 million in dividends. The NI Board of Directors approved a dividend of $0.25 per share payable on June 3, 2019, to stockholders of record on May 13, 2019. During Q1 2019, NI used $46 million to repurchase 1.035 million shares of the company’s outstanding common stock.

The company’s non-GAAP results exclude, as applicable, the impact of stock-based compensation, amortization of acquisition-related intangibles, acquisition-related transaction costs, taxes levied on the transfer of acquired intellectual property, foreign exchange loss on acquisitions, restructuring charges, tax reform charges, and capitalization and amortization of internally developed software costs. Reconciliations of the company’s GAAP and non-GAAP results are included as part of this news release.

Guidance
NI currently expects Q2 revenue to be in the range of $326 million to $356 million. The company currently expects that GAAP fully diluted EPS will be in the range of $0.16 to $0.30 for Q2, with non-GAAP fully diluted EPS expected to be in the range of $0.28 to $0.42. For 2019, NI estimates its non-GAAP effective tax rate to be approximately 17 to 18 percent.

Non-GAAP Presentation
In addition to disclosing results determined in accordance with GAAP, NI discloses certain non-GAAP operating results and non-GAAP information that exclude certain charges. In this news release, the company has presented its gross profit, gross margin, operating expenses, operating income, operating margin, income before income taxes, provision for income taxes, net income and basic and fully diluted EPS for the three-month periods ending March 31, 2019 and 2018, on a GAAP and non-GAAP basis. NI is also providing guidance on its non-GAAP fully diluted EPS and expected effective tax rate. The company is not able to provide guidance on its GAAP tax rate or a related reconciliation without unreasonable efforts since its future GAAP tax rate depends on its future stock price and related information that is not currently available.

In the quarter ended June 30, 2018, NI began moving toward more frequent releases for many of its software products. Specifically, for many of its software development projects, NI started applying agile development methodologies, which are characterized by a more dynamic development process with more frequent and iterative revisions to a product release’s features and functions as the software is being developed. Due to the shorter development cycle and focus on rapid production associated with agile development, NI expects that for a significant majority of its software development projects the costs incurred subsequent to the achievement of technological feasibility will be immaterial in future periods and it expects to record significantly less capitalized software development costs than recorded under its historical software development approaches. NI also expects amortization of previously capitalized software development costs to steadily decline as previously capitalized software development costs become fully amortized over the next four years. As a result, beginning with its non-GAAP metrics for the three months ended June 30, 2018, NI has been excluding the net effects of capitalization and amortization of software development costs from its non-GAAP operating results, along with its previously excluded non-GAAP items, and providing a reconciliation of such non-GAAP results to its GAAP results. NI believes these changes are useful to investors as they provide greater comparability between its R&D spend in future periods. NI also makes available on its website its historical non-GAAP results, excluding the effects of software capitalization and amortization together with other applicable non-GAAP adjustments, for the fiscal quarters ended March 31, 2005 through Dec. 31, 2018.

When presenting non-GAAP information, the company includes a reconciliation of the non-GAAP results to the GAAP results. Management believes that including the non-GAAP results assists investors in assessing the company’s operational performance and its performance relative to its competitors. The company presents these non-GAAP results as a complement to results provided in accordance with GAAP, and these results should not be regarded as a substitute for GAAP. Management uses these non-GAAP measures to manage and assess the profitability and performance of its business and does not consider stock-based compensation expense, amortization of acquisition-related intangibles, acquisition-related transaction costs, taxes levied on the transfer of acquired intellectual property, foreign exchange loss on acquisitions, restructuring charges, tax reform charges, and capitalization and amortization of internally developed software costs in managing its operations. Specifically, management uses non-GAAP measures to plan and forecast future periods; to establish operational goals; to compare with its business plan and individual operating budgets; to measure management performance for the purposes of executive compensation, including payments to be made under bonus plans; to assist the public in measuring the company’s performance relative to the company’s long-term public performance goals; to allocate resources; and, relative to the company’s historical financial performance, to enable comparability between periods. Management also considers such non-GAAP results to be an important supplemental measure of its performance.

This news release discloses the company’s EBITDA for the three-month periods ending March 31, 2019 and 2018. The company believes that including the EBITDA results assists investors in assessing the company’s operational performance relative to its competitors. A reconciliation of EBITDA to GAAP net income is included with this news release. This news release also discloses the company's free cash flow (which the company defines as cash flow from operating activities minus capital expenditures) for the twelve-month periods ended March 31, 2019 and March 31, 2018. The company believes that including its free cash flow assists investors in assessing the company's operational performance. A reconciliation of free cash flow to cash flow from operating activities is included with this news release.

Conference Call Information
Interested parties can listen to the Q1 2019 earnings conference call with NI management today, April 30, at 4:00 p.m. CT at ni.com/call or by dialing 855-212-2361 and entering confirmation code 4338878 ten minutes prior to the call start time. Replay information is available by calling (855) 859-2056 and entering confirmation code 4338878, shortly after the call through May 3 at 10:00 p.m. CT or by visiting the company’s website at ni.com/call.

Forward-Looking Statements
This release contains “forward-looking statements” including statements that we remain focused on our long-term strategy, that we believe we are well positioned to deliver record non-GAAP net income in 2019, our belief that our strong gross margins remain a testament to the value of our brand and the benefits our platform provides to our customers, that we remain focused on key industries where we believe our platform is best suited to take advantage of major technology disruptions, our Q2 revenue guidance, expecting that GAAP fully diluted EPS will be in the range of $0.16 to $0.30 for Q2, with non-GAAP fully diluted EPS expected to be in the range of $0.28 to $0.42, and that our estimated non-GAAP effective tax rate will be approximately 17 to 18 percent in 2019. These statements are subject to a number of risks and uncertainties, including the risk of adverse changes or fluctuations in the global economy, foreign exchange fluctuations, fluctuations in demand for NI products including orders from NI’s large customers, component shortages, delays in the release of new products, the company’s ability to effectively manage its operating expenses, manufacturing inefficiencies and the level of capacity utilization, the impact of any recent or future acquisitions by NI, expense overruns, adverse effects of price changes or effective tax rates. Actual results may differ materially from the expected results.

The company directs readers to its Form 10-K for the year ended Dec. 31, 2018 and the other documents it files with the SEC for other risks associated with the company’s future performance.

About NI
NI (ni.com) develops high-performance automated test and automated measurement systems to help you solve your engineering challenges now and into the future. Our open, software-defined platform uses modular hardware and an expansive ecosystem to help you turn powerful possibilities into real solutions. (NATI-F)

National Instruments, NI and ni.com are trademarks of National Instruments. Other product and company names listed are trademarks or trade names of their respective companies.

National Instruments
Condensed Consolidated Balance Sheets
(in thousands)
	March 31,	December 31,
	2019	2018
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$228,766	$259,386
Short-term investments	251,297	271,396
Accounts receivable, net	215,012	242,955
Inventories, net	204,710	194,146
Prepaid expenses and other current assets	66,434	54,337
Total current assets	966,219	1,022,220

Property and equipment, net	228,164	245,201
Goodwill	262,384	264,530
Intangible assets, net	104,066	110,783
Operating lease ROU assets	70,861	—
Other long-term assets	39,644	28,501
Total assets	$1,671,338	$1,671,235

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$50,576	$48,388
Accrued compensation	35,148	45,821
Deferred revenue - current	130,336	127,288
Operating lease liabilities - current	16,088	—
Other current liabilities	27,807	25,913
Other taxes payable	28,001	35,574
Total current liabilities	287,956	282,984

Deferred income taxes	24,268	25,457
Liability for uncertain tax positions	8,025	9,775
Income tax payable - non-current	74,546	74,546
Deferred revenue - non-current	32,393	32,636
Operating lease liabilities - non-current	38,154	—
Other long-term liabilities	4,743	7,479
Total liabilities	$470,085	$432,877

Stockholders' equity:
Preferred stock	$—	$—
Common stock	1,319	1,327
Additional paid-in capital	910,602	897,544
Retained earnings	307,153	356,418
Accumulated other comprehensive loss	(17,821)	(16,931)
Total stockholders' equity	1,201,253	1,238,358
Total liabilities and stockholders' equity	$1,671,338	$1,671,235

National Instruments
Condensed Consolidated Statements of Income
(in thousands, except per share data, unaudited)

	Three Months Ended
	March 31,
	2019	2018
Net sales:
Product	$277,702	$280,359
Software maintenance	33,372	31,538
Total net sales	311,074	311,897

Cost of sales:
Product	74,188	72,317
Software maintenance	1,887	2,206
Total cost of sales	76,075	74,523

Gross profit	234,999	237,374

Operating expenses:
Sales and marketing	117,551	120,117
Research and development	66,166	61,843
General and administrative	27,883	27,277
Total operating expenses	211,600	209,237

Operating income	23,399	28,137

Other income (expense):
Interest income	2,234	1,015
Net foreign exchange gain	366	979
Other loss, net	(24)	(519)

Income before income taxes	25,975	29,612

Provision for income taxes	2,755	5,344

Net income	$23,220	$24,268

Basic earnings per share	$0.18	$0.19
Diluted earnings per share	$0.17	$0.18

Weighted average shares outstanding -
Basic	132,252	131,127
Diluted	133,367	132,624

Dividends declared per share	$0.25	$0.23

National Instruments
Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)
	Three Months Ended
	March 31,
	2019	2018
Cash flow from operating activities:
Net income	$23,220	$24,268
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,012	17,436
Stock-based compensation	11,034	8,204
Tax benefit from deferred income taxes	(1,650)	(2,046)
Net change in operating assets and liabilities	(8,469)	(7,879)
Net cash provided by operating activities	42,147	39,983

Cash flow from investing activities:
Capital expenditures	(10,936)	(8,115)
Capitalization of internally developed software	(2,279)	(7,668)
Additions to other intangibles	(106)	(2,855)
Acquisition of equity-method investment	(9,784)	—
Purchases of short-term investments	(60,094)	(52,355)
Sales and maturities of short-term investments	81,151	10,211
Net cash used by investing activities	(2,048)	(60,782)

Cash flow from financing activities:
Proceeds from issuance of common stock	9,213	8,600
Repurchase of common stock	(46,404)	—
Dividends paid	(33,110)	(30,177)
Net cash used by financing activities	(70,301)	(21,577)

Impact of changes in exchange rates on cash	(418)	2,577

Net change in cash and cash equivalents	(30,620)	(39,799)
Cash and cash equivalents at beginning of period	259,386	290,164
Cash and cash equivalents at end of period	$228,766	$250,365

The following tables provide details with respect to the amount of GAAP charges related to stock-based compensation, amortization of acquisition-related intangibles, acquisition-related transaction costs, restructuring charges, and capitalization and amortization of internally developed software costs that were recorded in the line items indicated below (unaudited) (in thousands)

	Three Months Ended
	March 31,
	2019	2018
Stock-based compensation
Cost of sales	$793	$724
Sales and marketing	4,375	3,338
Research and development	3,550	2,518
General and administrative	2,316	1,623
Provision for income taxes	(1,836)	(1,658)
Total	$9,198	$6,545

Amortization of acquisition intangibles
Cost of sales	$851	$902
Sales and marketing	499	537
Research and development	28	28
Provision for income taxes	(194)	(192)
Total	$1,184	$1,275

Acquisition transaction costs, restructuring charges, and other
Cost of sales	$—	$28
Sales and marketing	2,143	1,645
Research and development	345	209
General and administrative	912	612
Provision for income taxes	(840)	(553)
Total	$2,560	$1,941

Capitalization and amortization of internally developed software costs
Cost of Sales	$6,582	$5,829
Research and Development	(2,280)	(7,667)
Provision for income taxes	(903)	386
Total	$3,399	$(1,452)

National Instruments Reconciliation of GAAP to Non-GAAP Measures (in thousands, unaudited)

	Three Months Ended
	March 31,
	2019	2018
Reconciliation of Gross Profit to Non-GAAP Gross Profit
Gross profit, as reported	$234,999	$237,374
Stock-based compensation	793	724
Amortization of acquisition intangibles	851	902
Acquisition transaction costs, restructuring charges, and other	—	28
Amortization of internally developed software costs	6,582	5,829
Non-GAAP gross profit	$243,225	$244,857
Non-GAAP gross margin	78.2%	78.5%

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses
Operating expenses, as reported	$211,600	$209,237
Stock-based compensation	(10,241)	(7,479)
Amortization of acquisition intangibles	(527)	(565)
Acquisition transaction costs, restructuring charges, and other	(3,400)	(2,466)
Capitalization of internally developed software costs	2,280	7,667
Non-GAAP operating expenses	$199,712	$206,394

Reconciliation of Operating Income to Non-GAAP Operating Income
Operating income, as reported	$23,399	$28,137
Stock-based compensation	11,034	8,203
Amortization of acquisition intangibles	1,378	1,467
Acquisition transaction costs, restructuring charges, and other	3,400	2,494
Net amortization (capitalization) of internally developed software costs	4,302	(1,838)
Non-GAAP operating income	$43,513	$38,463
Non-GAAP operating margin	14.0%	12.3%

Reconciliation of Income before income taxes to Non-GAAP Income before income taxes
Income before income taxes, as reported	$25,975	$29,612
Stock-based compensation	11,034	8,203
Amortization of acquisition intangibles	1,378	1,467
Acquisition transaction costs, restructuring charges, and other	3,400	2,494
Net amortization (capitalization) of internally developed software costs	4,302	(1,838)
Non-GAAP income before income taxes	$46,089	$39,938

Reconciliation of Provision for income taxes to Non-GAAP Provision for income taxes
Provision for income taxes, as reported	$2,755	$5,344
Stock-based compensation	1,836	1,658
Amortization of acquisition intangibles	194	192
Acquisition transaction costs, restructuring charges, and other	840	553
Capitalization and amortization, net of tax	903	(386)
Non-GAAP provision for income taxes	$6,528	$7,361

Reconciliation of GAAP Net Income, Basic EPS and Diluted EPS to Non-GAAP Net Income, Non-GAAP Basic EPS and Non-GAAP Diluted EPS
(in thousands, except per share data, unaudited)

	Three Months Ended
	March 31,
	2019	2018
Net income, as reported	$23,220	$24,268
Adjustments to reconcile net income to non-GAAP net income:
Stock-based compensation, net of tax effect	9,198	6,545
Amortization of acquisition intangibles, net of tax effect	1,184	1,275
Acquisition transaction costs, restructuring, and other, net of tax effect	2,560	1,941
Net amortization/(capitalization) of internally developed software costs, net of tax	3,399	(1,452)
Non-GAAP net income	$39,561	$32,577

Basic EPS, as reported	$0.18	$0.19
Adjustment to reconcile basic EPS to non-GAAP
basic EPS:
Impact of stock-based compensation, net of tax effect	0.07	0.05
Impact of amortization of acquisition intangibles, net of tax effect	0.01	0.01
Impact of acquisition transaction costs, restructuring, and other, net of tax effect	0.02	0.01
Impact of (capitalization)/amortization of internally developed software costs, net of tax effect	0.02	(0.01)
Non-GAAP basic EPS	$0.30	$0.25

Diluted EPS, as reported	$0.17	$0.18
Adjustment to reconcile diluted EPS to non-GAAP diluted EPS
Impact of stock-based compensation, net of tax effect	0.07	0.05
Impact of amortization of acquisition intangibles, net of tax effect	0.01	0.01
Impact of acquisition transaction costs, restructuring, and other, net of tax effect	0.02	0.02
Impact of amortization/(capitalization) of internally developed software costs, net of tax effect	0.03	(0.01)
Non-GAAP diluted EPS	$0.30	$0.25

Weighted average shares outstanding -
Basic	132,252	131,127
Diluted	133,367	132,624

National Instruments Reconciliation of Net Income to EBITDA (in thousands, unaudited)

	Three Months Ended
	March 31,
	2019	2018
Net income, as reported	$23,220	$24,268
Adjustments to reconcile net income to EBITDA:
Interest income, net	(2,220)	(927)
Tax expense	2,755	5,344
Depreciation and amortization	18,012	17,436
EBITDA	$41,767	$46,121
Weighted average shares outstanding - Diluted	133,367	132,624

National Instruments Reconciliation of Cash Flow from Operations to Non-GAAP Free Cash Flow (in thousands, unaudited)

	TTM[1] Ended
	March 31,
	2019	2018
Cash Flow From Operations, as reported	$276,744	$217,748
Less: Capital Expenditures, as reported	(40,130)	(32,274)
Non-GAAP Free Cash Flow	$236,614	$185,474
1 TTM represents trailing twelve months and a simple summation of the current and the immediate past three quarters information.

Reconciliation of GAAP to Non-GAAP EPS Guidance
(unaudited)
	Three Months Ended
	June 30, 2019

	Low	High
GAAP Fully Diluted EPS, guidance	$0.16	$0.30
Adjustment to reconcile diluted EPS to non-GAAP
diluted EPS:
Impact of stock-based compensation, net of tax effect	0.07	0.07
Impact of amortization of acquisition intangibles and acquisition accounting adjustments, net of tax effect	0.01	0.01
Impact of acquisition transaction costs, restructuring, and other, net of tax effect	0.02	0.02
Impact of capitalization and amortization of internally developed software costs, net of tax effect	0.02	0.02
Non-GAAP diluted EPS, guidance	$0.28	$0.42